Tidal Trust I 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 320 and No. 321 to the Registration Statement on Form N-1A of Tidal Trust I and to the use of our report dated April 28, 2026 on the financial statements and financial highlights of SoFi Agentic AI ETF, a series of Tidal Trust I. Such financial statements and financial highlights appear in the 2026 Financial Statements in Form N-CSR, which are incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 25, 2026